                                                                   Exhibit 10.11

                        RADIATION THERAPY SERVICES, INC.


                         EXECUTIVE EMPLOYMENT AGREEMENT
                         ------------------------------

         THIS EMPLOYMENT AGREEMENT is made as of this April 1, 1998, among DANIEL E. DOSORETZ, M.D. ("Employee"), and RADIATION THERAPY SERVICES, INC., a Florida corporation ("Employer"). Employer and Employee agree as follows:

         1. EMPLOYMENT. Employer does hereby employ Employee and Employee does hereby accept such employment under the terms set forth in this Agreement.

         2. RESPONSIBILITIES. Employee shall be Employer's Chief Executive Officer, with such duties and responsibilities as such position normally entails, as modified or further directed by the Board of Directors of Employer. Employee is concurrently herewith entering into a Physician Employment Agreement (the "Physician Agreement") with Employer's subsidiary, 21st Century Oncology, Inc., ("21st Century") to be employed by 21st Century as a physician.

         3. FAITHFUL PERFORMANCE. Employee agrees to perform the duties assigned to Employee faithfully and industriously to the reasonable satisfaction of Employer.

         4. TERM. The term of this Agreement shall be five (5) years beginning on the date first written above subject, however, to prior termination as hereafter provided. This Agreement shall be automatically renewed for one year terms on each anniversary date of this Agreement following the initial five (5) year term unless either party gives notice to the other party at least ninety
(90) days in advance of that anniversary date that the Agreement is not to be renewed.

         5. COMPENSATION. A. Employer shall pay Employee a salary for Employee's services hereunder of Three Hundred Twenty Thousand Dollars ($320,000.00); payable in equal installments every other week in a manner consistent with Employer's customary payroll system. Employee also is subject to such rights and obligations as may be set forth from time to time in Employer's Handbook for Employees.

                  B. Prior to an initial public offering of the stock of Employer, Employee may also receive such bonus payments as the Board of Directors of Employer may, at its sole discretion, determine on a monthly basis.

                  C. Subsequent to an initial public offering of the stock of Employer, Employee may also receive such bonuses or pay increases as the Board of Directors of Employer may, at its sole discretion, determine.

         6. VACATION AND OTHER BENEFITS. Employee shall be entitled to twenty
(20) vacation days with pay during each twelve months of employment hereunder. Employee may be entitled to additional vacation days with pay upon the prior written consent of the Chief Executive Officer of Employer. Employee shall also be entitled to such other employee benefits as may be made available to other executives of Employer.

         7. CONFIDENTIALITY. It is understood between the parties that during the term of employment hereunder, Employee will be dealing with confidential information and processes which are Employer's property, used in the course of Employer's business, including without limitation the names of Employer's patients, referring physicians, health maintenance organization or other managed care contracts, suppliers, equipment, records, procedures, and methods of operation. Employee agrees that such information is important, material, and confidential and gravely affects the successful conduct of the business of Employer and Employer's goodwill, and that any breach of the terms of this paragraph is a material breach of this Agreement. Employee agrees not to disclose to anyone, directly or indirectly, any of such confidential information, or use it other than in the course of employment with Employer. All documents that Employee prepares, or confidential information that might be given to Employee in the course of employment hereunder, are the exclusive property of Employer and shall remain in Employer's possession. Under no circumstances shall any confidential information or documents be removed without Employer's consent to such removal first being obtained. Employee further agrees that, upon the termination of this Agreement for any reason, Employee will not take or retain, without the express, written consent of Employer, any papers, lists, books, files, or other documents, or copies of such items, or other information of any kind belonging to Employer. All ideas, inventions, trademarks, and other developments or improvements conceived by Employee, alone or with others, during the term of his employment, whether or not during working hours, that are within the scope of Employer's business operations or that relate to any of

Employer's work or projects, are the exclusive property of Employer. Any and all patentable or copyrightable material, or other intellectual property, developed by Employee as described in the preceding sentence, shall be considered work for hire and shall be solely the property of the Employer. This provision shall survive the termination of this Agreement for any reason.

         8. FULL TIME AND ATTENTION. Except as otherwise authorized by Employer, including Employee's employment under the Physician Agreement, Employee will devote full time and attention to the rendition of the services pursuant to the terms of this Agreement on behalf of Employer and to the furtherance of Employer's best interests as assigned and scheduled by the Board of Directors of Employer. It is anticipated that Employee shall devote approximately eighty percent (80%) of his employment time to services hereunder.


         9. NON-COMPETITION.

                  A. During the term of this Agreement and any renewal period, Employee shall not undertake any employment except as directed and authorized by Employer.


                  B. In the event of the termination of this Agreement for any reason, Employee agrees not to directly or indirectly compete with Employer or any of its Affiliates by providing management or other services on behalf of any person or entity engaged in any business which Employer or any of its Affiliates engage in at the time of termination, or which business Employer or any of its Affiliates are actively considering engaging in at the time of termination, in any state in which any radiation oncology center or any other business operated by Employer or any of its Affiliates is located, or in any state immediately adjacent to such state, for a period of two (2) years after the date of such actual termination of this Agreement. The purpose of this covenant is to protect Employer from the irreparable harm it will suffer if Employee competes with Employer after having participated in the initial public offering of Employer and after learning Employer's business procedures, office and practice policies, and the special and confidential professional procedures developed by Employer. An "Affiliate" of Employer means (i) any person or entity directly or indirectly controlled by Employer; (ii) any person or entity directly or indirectly controlling Employer; (iii) any subsidiary of Employer if Employer has a fifty percent (50%) or greater ownership interest in the subsidiary; or (iv) Employer's parent entity if the parent has a fifty percent (50%) or greater ownership interest in Employer. Employee may not assign Employee's rights, obligations and interest in this Agreement to any other person.


                  C. The parties agree that in the event of any breach or attempted breach of any of the covenants set out in section 9.B (the "Covenant Not to Compete"), Employer will be entitled to equitable relief by way of injunction or otherwise, in addition to any remedy at law which may be available. The parties agree that any violation or threatened violation by Employee of the Covenant Not to Compete will cause Employer to suffer irreparable harm. The parties agree that Employer's remedy of an injunction is not the exclusive remedy for breach of the Covenant Not to Compete and that a court may grant such additional relief as is reasonable. The parties acknowledge that Employee is a shareholder of Employer who wishes to sell some of his interest in Employer in connection with an initial public offering of the stock of Employer, and that the Covenant Not to Compete is given in anticipation of increasing the value of Employee's interest in connection therewith.


                  D. In the event Employee breaches the Covenant Not to Compete, in addition to the injunctive relief to which Employer shall be entitled under the law, Employee shall immediately repay to Employer any amounts paid by Employer hereunder after the termination of this Agreement, and all severance or termination pay, if any, paid pursuant to this Agreement. Employer may offset against any amounts owed Employee pursuant to this Agreement any amounts Employee owes Employer hereunder.


                  E. In the event the Covenant Not to Compete shall be determined by a court of competent jurisdiction to be unenforceable by reason of its geographic or temporal restrictions being too great, or by reason that the range of activities covered is too great, or for any other reason, section 9 shall be interpreted to extend over the maximum geographic area, period of time, range of activities or other restrictions as to which it may be enforceable.

         10.      TERMINATION.

                  A. If Employee dies or becomes disabled during any term of this Agreement, Employer agrees to pay to Employee's designated beneficiary as salary continuation or to Employee one (1) year of Employee's monthly Base Salary, plus such additional Base Salary as Employee may have become entitled to pursuant to section 5 above, payable monthly, beginning with the date of death or commencement of disability; thereafter, in the case of disability and for the duration thereof, Employee shall receive benefits to the extent provided under Employer's disability plan (the "Disability Plan"). For purposes of this Agreement, "disability" shall have the meaning given in the Disability Plan.

                  B. If Employee voluntarily gives written notice at least ninety (90) days in advance of the last day of any term hereunder to terminate this Agreement at the expiration of such term and continues to render services as provided herein until at the end of the term, Employer agrees to pay to Employee as severance pay two (2) months of Employee's monthly Base Salary for the immediately preceding twelve month period, plus such additional Base Salary as Physician may have become entitled to pursuant to section 5 above, payable monthly, beginning with the date of actual termination of this Agreement. Said severance pay shall be in addition to the compensation earned by Employee during the notice period required herein. Employee must render services as provided hereunder during the 90 day period. The required notice and continued service is of the essence, and if Employee does not give the required notice and continue to be available for full-time exclusive service to Employer pursuant to this Agreement during the notice period, Employee shall not be entitled to any severance pay.

                  C. If Employee voluntarily terminates his employment for any reason prior to the end of a term or without giving notice in accordance with section 10.B of this Agreement, Employer shall have no liability to Employee other than for accrued and unpaid Base Salary prior to the date of termination. If Employee voluntarily terminates his employment as a result of a change in the location of Employer's headquarters operations by more than fifty (50) miles or as a result of a significant reduction in Employee's responsibilities, Employer agrees to pay to Employee as severance pay the lesser of two (2) years Base Salary or the balance of the Term of this Agreement, plus such additional Base Salary as Employee may have become entitled to pursuant to section 5 above, payable monthly, beginning with the date of actual termination of this Agreement.

                  D. This Agreement shall be deemed to be terminated for "cause" by Employer, and the relationship of Employer and Employee existing between the parties shall be deemed severed without any liability on the part of Employer to Employee for further compensation or remuneration (other than for accrued and unpaid Base Salary prior to the date of termination) in the event Employee shall
(i) fail or refuse, after reasonable written notice, to comply with the reasonable policies, standards, and regulations from time to time established and directed by the Board of Directors of Employer, or to perform faithfully or diligently the provisions of this Agreement or the duties as contemplated hereunder; (ii) display unprofessional, unethical, immoral, or fraudulent conduct; or (iii) materially breach this Agreement.

                  E. If Employer terminates Employee without "cause" (as defined in subsection D above), Employer shall pay Employee all compensation provided for in section 5 above until the end of the then-current term of this Agreement.

                  F. The provisions of sections 8 and 9 above shall survive termination of this Agreement for any reason.

                  G. If the Physician Agreement is terminated for any reason, but this Agreement is not terminated, this Agreement shall continue in full force and effect, except that the annual Base Salary shall be increased to Three Hundred Eighty Thousand Dollars ($380,000.00) and Employee shall be expected to devote full time and attention to the rendition of services pursuant to this Agreement.

                  H. If it should be determined by the Board of Directors of Employer or by Employee that Employee should devote approximately eighty percent (80%) of his employment time to performing services under the Physician Agreement and the remainder hereunder, Employee's salary hereunder shall be reduced to Sixty Thousand Dollars ($60,000).

                  I. If this Agreement is terminated for any reason, but the Physician Agreement is not terminated, Employee shall not receive the post-termination or severance benefits set forth in subsections A and B above.

         11. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties regarding the subject matter hereof and supersedes all previous negotiations, discussions, and agreements between the parties concerning the subject matter hereof.

         12. AGREEMENT BINDING. This Agreement shall be binding on and inure to the benefit of the respective parties hereto and their executors, administrators, heirs, personal representatives, successors and assigns.

         13. CONSTRUCTION. This Agreement shall be governed by the laws of the State of Florida.

         14. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing, and if sent by registered mail to either party at its last known residence.

         15. ATTORNEYS FEES. In the event either party (the "Plaintiff") sues the other for breach of this Agreement and prevails, such prevailing Plaintiff shall be entitled to recover from the other party his or its attorney's fees expended in connection with such litigation.

         16. INDEMNIFICATION. Employer shall indemnify Employee, to the full extent permitted by law, against all liabilities incurred as a result of, and expenses reasonably sustained in the defense or in the compromise or settlement of, any civil, criminal or other action, suit or proceeding, by or on behalf of whomever brought, to which Employee may be a party or in which he may be otherwise involved by reason of his having been an officer or employee of Employer or an Affiliate.

         17. ASSIGNMENT. Employer may assign its rights, obligations and interest in this Agreement to an Affiliate of Employer.

         18. SEVERABILITY. In the event that any paragraph or clause of this Agreement is held or declared by a final and unappealable decision to be void, illegal, or unenforceable for any reason, the offending paragraph or clause shall, if possible, be reformed by the authority making such decision in such manner as will implement, to the fullest extent legally permissible, the expressed intentions of the parties hereto without illegality or unenforceability. If such reformation is not possible, the offending paragraph or clause shall be stricken and all other paragraphs and clauses of this Agreement shall nevertheless remain in full force and effect; provided, however, that if striking such offending clause or paragraph would result in a substantial change in the contractual relationship between the parties, thereby depriving either or both of the parties of the benefit of the fundamental economic bargain herein set forth, this Agreement shall become voidable upon demand of the party whose interests are thus impaired.

         19. HEADINGS. The headings contained in this Agreement are included for convenience only and no such heading shall in any way alter the meaning of any provision.

         20. WAIVER. The failure of either party to insist upon strict adherence to any obligation of this Agreement shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

         21. MODIFICATIONS. Any modifications to this Agreement shall be made in writing only and shall be by agreement of Employer and Employee. This Agreement replaces and supersedes any prior agreement between the parties relating to employment, including any agreement between Employee and Associates in Radiation Medicine, P.C.

         IN WITNESS WHEREOF, Employer and Employee have executed this Employment Agreement the day and year first written above.


                                            RADIATION THERAPY SERVICES, INC.


                                            /s/ G. David Schiering
                                            By:
                                                --------------------------------
                                               G. David Schiering
                                               Chief Operating Officer



                                            /s/ Daniel E. Dosoretz, M.D.

                                            ------------------------------------
                                            DANIEL E. DOSORETZ, M.D.

                           21ST CENTURY ONCOLOGY, INC.

                         PHYSICIAN EMPLOYMENT AGREEMENT
                         ------------------------------

                  THIS AGREEMENT is made and entered into as of April 1, 1998 by and between 21ST CENTURY ONCOLOGY, INC., a Florida corporation (hereinafter referred to as "21st Century") or its assignee and DANIEL E. DOSORETZ, M.D. (hereinafter referred to as the "Physician").

                                   WITNESSETH:

                  WHEREAS, 21st Century is a Florida corporation that, inter alia, operates radiation therapy centers ("Centers"); and

                  WHEREAS, 21st Century is a subsidiary of Radiation Therapy Regional Services, Inc. ("RTSI"), a Florida corporation that has ownership interests in other corporations (the "Affiliates") that operate Centers; and

                  WHEREAS, Physician is a radiation oncologist who is licensed to practice medicine in certain states in which 21st Century operates Centers;

                  WHEREAS, Physician is concurrently herewith entering into an Executive Employment Agreement (the "Executive Agreement") with RTSI; and

                  WHEREAS, 21st Century wishes to engage Physician to provide medical services as a radiation oncologist at certain of the Centers operated by 21st Century according to the terms and conditions of this Agreement.

                  NOW, THEREFORE, in consideration of the premises and of the promises hereinafter contained, the parties agree as follows:

                  1. TERM. Subject to the conditions set forth below, Physician agrees to provide services as a radiation oncologist at the Centers specified pursuant to this Agreement to such persons as are accepted by 21st Century as patients of the Centers. Unless terminated earlier by either party as provided herein, this Agreement shall be for five (5) years beginning the date hereof, and shall be automatically renewed for one (1) year terms from year to year thereafter on the anniversary date of this Agreement unless either party gives written notice to the other party at least ninety (90) days in advance of the renewal date of its intent not to renew the Agreement.

                  2. ACCEPTANCE BY PHYSICIAN. Physician agrees to provide medical services at the Centers on the terms and conditions herein set forth. Except as otherwise authorized by 21st Century, including Physician's employment under the Executive Agreement, Physician agrees that, throughout the term of this Agreement, Physician will devote full time and attention to the rendition of the professional services to the furtherance of 21st Century's best interests as assigned and scheduled by 21st Century or 21st Century's designee. Physician shall be assigned to practice at such Centers as may reasonably be requested by 21st Century and consented to by Physician, which consent shall not be unreasonably withheld. Prior to the date hereof and throughout the term of this Agreement and any renewal period hereof, Physician will be licensed to practice medicine in Florida and those states in which 21st Century and Physician may agree. Physician shall become a member of such organizations and shall participate in such hospital staff responsibilities and such other organizations as 21st Century, in consultation with Physician, shall agree. Physician will be expected to reside in the general vicinity and participate in the life of the community surrounding a Center designated by 21st Century after consultation with Physician. Physician shall attend tumor boards, cancer conferences, and Cancer Society meetings as part of Physician's duties hereunder. Physician also will be responsible for an on-call schedule and medical rounds at hospitals and consultations. Physician agrees that in the rendition of such professional services at the Centers, Physician will comply with the reasonable policies, standards and regulations of 21st Century established from time to time. This Agreement is exclusive in favor of 21st Century and Physician may not perform services for other providers of radiation therapy or oncology services without the prior written approval of 21st Century.

                  3. COMPENSATION. A. 21st Century agrees to pay Physician for the services provided hereunder a base annual salary of Sixty Thousand Dollars ($60,000.00) "Base Salary"). 21st Century shall deduct from the Base Salary otherwise payable to Physician any costs of fringe benefit plans, disability plan and, except as provided in section 3.D below, other health and welfare benefit plans in which Physician participates. 21st Century shall pay all medical malpractice insurance premiums related to Physician's employment.

                           B. Prior to an initial public offering of the stock
of 21st Century or of the parent corporation of 21st Century, in addition to the Base Salary, after the first anniversary of the date on which Physician first began to provide medical services at the Centers and thereafter, Physician may receive as additional compensation such bonuses as the Board of Directors of 21st Century may, at its sole discretion, determine on a monthly basis.

                           C. 21st Century shall, at its expense, cover
Physician (but not other members of Physician's family) in any medical plan maintained by 21st Century; provided, however, that Physician shall be subject to the eligibility rules of said plan.

                  4. TERMINATION OTHER THAN FOR CAUSE. A. If Physician dies or becomes disabled during any term of this Agreement, 21st Century agrees to pay to Physician's designated beneficiary as salary continuation or to Physician one
(1) year of Physician's monthly Base Salary, plus such additional Base Salary as Physician may have become entitled to pursuant to section 3 above, payable monthly, beginning with the date of death or commencement of disability; thereafter, in the case of disability and for the duration thereof, Physician shall receive benefits to the extent provided under 21st Century's disability plan (the "Disability Plan"). For purposes of this Agreement, "disability" shall have the meaning given in the Disability Plan.

         B. If Physician voluntarily gives written notice at least ninety (90) days in advance of the last day of any term hereunder to terminate this Agreement at the expiration of such term and continues to render services as provided herein until at the end of the term, 21st Century agrees to pay to Physician as severance pay two (2) months of Physician's monthly Base Salary for the immediately preceding twelve month period, plus such additional Base Salary as Physician may have become entitled to pursuant to section 3 above, payable monthly, beginning with the date of actual termination of this Agreement. Said severance pay shall be in addition to the compensation earned by Physician during the notice period required herein. Physician must render services as provided hereunder during the 90 day period. The required notice and continued service is of the essence, and if Physician does not give the required notice and continue to be available for full-time exclusive service to 21st Century pursuant to this Agreement during the notice period, Physician shall not be entitled to any severance pay.

         C. If Physician voluntarily terminates his or her employment for any reason prior to the end of a term or without giving notice in accordance with section 1 of this Agreement, 21st Century shall have no liability to Physician other than for accrued and unpaid Base Salary prior to the date of termination.

         D. If 21st Century terminates Physician without "cause" (as defined in section 5 below), 21st Century shall pay Physician all compensation provided for in section 3 above until the end of the then-current term of this Agreement.

         E. If the Executive Agreement is terminated for any reason, but this Agreement is not terminated, this Agreement shall continue in full force and effect, except that the annual Base Salary shall be increased to Three Hundred Thousand Dollars ($300,000.00), and Physician shall be expected to devote full time and attention to the rendition of professional services pursuant to this Agreement.

         F. If it should be determined by the Board of Directors of RTSI or by Employee that Employee should devote approximately eighty percent (80%) of his employment time to performing services under this Agreement and the remainder under the Executive Agreement, Employee's salary hereunder shall be increased to Two Hundred Forty Thousand Dollars ($240,000).

         G. If this Agreement is terminated for any reason, but the Executive Agreement is not terminated, Physician shall not receive the post-termination or severance benefits set forth in subsections A and B above.

                  5. TERMINATION FOR CAUSE. This Agreement shall be deemed to be terminated for "cause" by 21st Century, and the relationship of 21st Century and Physician existing between the parties shall be deemed severed without any liability on the part of 21st Century to Physician for further compensation or remuneration (other than for accrued and unpaid Base Salary prior to the date of termination) upon the occurrence of any of the following:

                           (a) A final and unappealable suspension, revocation,
                  or cancellation of Physician's right to perform medical services in any state in he has a license;

                           (b) The final and unappealable placing or imposing of
                  any restrictions or limitations, by any governmental authority having jurisdiction over Physician, upon Physician so that Physician cannot engage in the medical services contemplated hereunder;

                           (c) In the event Physician shall fail or refuse to
                  comply after reasonable notice with the reasonable policies, standards, and regulations of 21st Century from time to time established, or if Physician fails to perform services at the places and times reasonably scheduled by 21st Century;

                           (d) In the event Physician shall fail or refuse to
                  perform faithfully or diligently the provisions of this Agreement or the duties as contemplated hereunder after reasonable notice;

                           (e) In the event Physician displays unprofessional,
                  unethical, immoral, or fraudulent conduct; or is found guilty in a final and unappealable ruling of unprofessional or unethical conduct by any board, institution, organization, group, or professional society having any privilege or right to pass upon the conduct of Physician; or should Physician's conduct materially discredit 21st Century or be materially detrimental to the reputation, character, and standing of 21st Century; or

                           (f) In the event Physician's privileges in any
                  hospital in which he has privileges are revoked, and such determinations are final.

                  6.       NON-COMPETITIVE AND RESTRICTIVE AGREEMENTS.

                           A. During the term of this Agreement and any renewal
period, Physician shall not undertake any professional service except as directed and authorized by 21st Century and shall not engage in any profession other than the rendition of the professional services as directed by 21st Century.

                           B. In the event of the termination of this Agreement
for any reason, Physician agrees not to directly or indirectly engage in the practice of radiation therapy or oncology, or otherwise compete with 21st Century, or any of its physician providers, by practicing as a radiation therapist or oncologist (i) at any hospital in which physician providers of 21st Century regularly admit patients, (ii) within any county in which 21st Century or any of its Affiliates operate a Center, or (iii) or within a radius of twenty-five (25) miles of any Center of 21st Century or any of its Affiliates, for a period of two (2) years after the date of such actual termination of this Agreement. The purpose of this covenant is to protect 21st Century from the irreparable harm it will suffer if Physician competes with 21st Century after having participated in the initial public offering of RTRC, and having been introduced to 21st Century's personnel and patients and after learning special medical procedures used by 21st Century's physician providers, 21st Century's business procedures, office and practice policies, and the special and confidential professional procedures developed by 21st Century.

                           C. The parties agree that in the event of any breach
or attempted breach of any of the covenants set out in section 6.B (the "Covenant Not to Compete"), 21st Century will be entitled to equitable relief by way of injunction or otherwise, in addition to any remedy at law which may be available. The parties agree that any violation or threatened violation by Physician of the Covenant Not to Compete will cause 21st Century to suffer irreparable harm. The parties agree that 21st Century's remedy of an injunction is not the exclusive remedy for breach of the Covenant Not to Compete and that a court may grant such additional relief as is reasonable.

                           D. In the event Physician breaches the Covenant Not
to Compete, in addition to the injunctive relief to which 21st Century shall be entitled under the law, Physician shall immediately repay to 21st Century any amounts paid by 21st Century pursuant to section 3.B hereof after the termination of this Agreement, and all severance or termination pay, if any, paid pursuant to this Agreement. 21st Century may offset against any amounts owed Physician pursuant to this Agreement any amounts Physician owes 21st Century pursuant to paragraph E below for breach of the Covenant Not to Compete.

                           E. In addition to the injunctive relief to which 21st
Century is entitled under the law and in addition to the payments provided for in paragraph D above and in order to compensate 21st Century for the damages it will incur in recruiting and compensating a replacement radiation oncologist and for the lost business it will suffer, in the event of a breach by Physician of the Covenant Not to Compete, Physician shall pay to 21st Century a sum equal to a percentage of the gross billings of 21st Century for the twelve month period immediately preceding the termination of this Agreement. The percentage shall be that formed by dividing the number one by the number equal to the total number of physician providers of 21st Century, including Physician, on the date of termination of this Agreement.

                           F. In the event the Covenant Not to Compete shall be
determined by a court of competent jurisdiction to be unenforceable by reason of its geographic or temporal restrictions being too great, or by reason that the range of activities covered is too great, or for any other reason, section 7 shall be interpreted to extend over the maximum geographic area, period of time, range of activities or other restrictions as to which it may be enforceable.

                  7.       [Intentionally omitted]

                  8. 21ST CENTURY'S RIGHT TO INCOME. All fees, compensation, monies, and other things of value charged by 21st Century and received or realized as a result of the rendition of medical services by Physician pursuant to this Agreement shall belong to and be paid and delivered to 21st Century.

                  9. PHYSICIAN EXPENSES. In consideration of Physician's total compensation hereunder, 21st Century expects Physician to develop 21st Century's radiation therapy practice, and to promote the business and services of 21st Century. 21st Century also expects Physician to maintain an automobile for use as an Physician and for the purpose of making visits to patients, hospitals, clinics, seminars, etc. 21st Century also expects Physician to attend such conventions and seminars as are necessary in order to be fully and currently informed as to new developments in the field of medicine and 21st Century shall pay such reasonable expenses as are incurred for such conventions and seminars so long as those expenses are approved in advance by 21st Century.

                  10. VACATION AND TIME AWAY. Physician shall be entitled to four (4) weeks vacation with pay during each year of this Agreement, but no weeks shall be taken consecutively. With the prior approval of 21st Century, Physician may take additional time away from the practice to attend professional meetings and seminars with the reasonable expenses paid for by 21st Century. All time away from practice, including time for vacation and continuing medical education, shall be scheduled with 21st Century. Physician shall be responsible for arranging coverage during Physician's absences for vacation and continuing medical education, which coverage shall be subject to 21st Century's prior approval.

                  11. RIGHTS ON TERMINATION. Upon termination of this Agreement, voluntarily or for cause, the parties' rights and obligations shall continue through any applicable notice period and until those rights and obligations are satisfied. Except as provided below, upon the termination of this Agreement by either party and for any reason, Physician shall have no claim or right to 21st Century's books or records, case histories and reports, memoranda, files, patient lists, accounts receivable, office locations or telephone numbers, or other assets or documents relating to 21st Century's professional and business operations and Physician's dealings with 21st Century's patients. In the event of termination of this Agreement for any reason, the parties agree that the only notice to 21st Century's patients of such termination or of the assumption of private individual practice by Physician shall be made by 21st Century by written notice to patients stating (1) the fact and date of termination and (2) that the patients' medical records will be maintained by 21st Century but will be made available to Physician or any other physician upon request by the patient in writing to 21st Century. Physician shall upon reasonable notice and at reasonable times, be permitted to inspect and copy at Physician's own expense any records of 21st Century relating to patients who have requested in writing that their records be made available to Physician.

                  12. NOTICES. Any notice required or permitted to be given pursuant to this Agreement shall be sufficient if in writing and if sent by registered mail to either party at its last known address.

                  13. CONSTRUCTION. This Agreement shall be governed by the laws of the State of Florida.

                  14. ENTIRE AGREEMENT. This instrument contains the entire agreement of the parties regarding Physician's provision of medical services at the Centers and supersedes all previous negotiations, discussions, and agreements between the parties.

                  15. ASSIGNMENT. 21st Century may assign its rights, obligations and interest in this Agreement to an Affiliate of 21st Century. An "Affiliate" of 21st Century means (i) any person or entity directly or indirectly controlled by 21st Century; (ii) any person or entity directly or indirectly controlling 21st Century; (iii) any subsidiary of 21st Century if 21st Century has a fifty percent (50%) or greater ownership interest in the subsidiary; or (iv) 21st Century's parent entity if the parent has a fifty percent (50%) or greater ownership interest in 21st Century. Physician may not assign his rights, obligations and interest in this Agreement to any other person.

                  16. SEVERABILITY. In the event that any paragraph or clause of this Agreement is held or declared by a final and unappealable decision to be void, illegal, or unenforceable for any reason, the offending paragraph or clause shall, if possible, be reformed by the authority making such decision in such manner as will implement, to the fullest extent legally permissible, the expressed intentions of the parties hereto without illegality or unenforceability. If such reformation is not possible, the offending paragraph or clause shall be stricken and all other paragraphs and clauses of this Agreement shall nevertheless remain in full force and effect; provided, however, that if striking such offending clause or paragraph would result in a substantial change in the contractual relationship between the parties, thereby depriving either or both of the parties of the benefit of the fundamental economic bargain herein set forth, this Agreement shall become voidable upon demand of the party whose interests are thus impaired.

                  17. HEADINGS. The headings contained in this Agreement are included for convenience only and no such heading shall in any way alter the meaning of any provision.

                  18. WAIVER. The failure of either party to insist upon strict adherence to any obligation of this Agreement shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

                  19. COUNTERPARTS. This Agreement may be executed in two (2) counterparts, each of which shall be considered an original.

                  20. MODIFICATIONS. Any modifications to this Agreement shall be made in writing only and shall be by agreement of 21st Century and Physician. This Agreement replaces and supercedes any prior agreement between the parties relating to employment, including any agreement between Physician and Associates in Radiaiton Medicine, P.C.

                  IN WITNESS WHEREOF, the parties have set their hands and seals the day and year first above written.


                                    21ST CENTURY ONCOLOGY, INC.


                                    /s/ G. David Schiering
                                    By:
                                       ------------------------------------
                                       G. David Schiering
                                       Chief Operating Officer






                                    /s/ Daniel E. Dosoretz, M.D.
                                    ---------------------------------------
                                    DANIEL E. DOSORETZ, M.D.